UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):		April 30, 2014

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Third Amended and Restated Limited Liability Company Agreement of Taubman Properties Asia LLC dated October 15, 2010, by and among Taubman Asia Management II LLC, René Tremblay, and Taubman Properties Asia LLC (Taubman Asia) was amended by such parties pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Taubman Properties Asia LLC dated April 30, 2014 (the Amended and Restated Taubman Asia Agreement). Under the original agreement, Taubman Asia had the ability to redeem Mr. Tremblay’s ownership interest in Taubman Asia upon specified terminations of Mr. Tremblay’s employment with Taubman Asia Management Limited (TAM), and Mr. Tremblay had the ability to put his ownership interest to Taubman Asia upon the occurrence of certain events. The Amended and Restated Taubman Asia Agreement provides for changes to certain terms and provisions related to the redemption of Mr. Tremblay’s ownership interest consistent with the extension of the term of Mr. Tremblay’s employment and further includes a provision that provides that so long as Mr. Tremblay is employed by TAM on April 1, 2016, then during the period commencing on April 1, 2016 and ending on April 30, 2016, Mr. Tremblay will have the right to exercise his option to put up to 40% of his ownership interest in Taubman Asia to Taubman Asia for cash in December 2016 at a valuation determined as of October 31, 2016. In addition, the provisions regarding the redemption of Mr. Tremblay’s ownership interest were amended to change certain defined terms used in the valuation of non-stabilized assets so that the valuation as of October 31, 2016 will include the value of non-stabilized assets based on a stabilization period that has been extended by one year. Under the original agreement, Mr. Tremblay would have received no cash value from non-stabilized assets until stabilization was achieved.

The Employment Agreement dated October 15, 2010, by and between TAM and Mr. Tremblay was also amended pursuant to the Amended and Restated Employment Agreement dated April 30, 2014 (the Amended and Restated Employment Agreement) to extend the term of Mr. Tremblay’s employment through December 31, 2017 and to provide for changes consistent with the Amended and Restated Taubman Asia Agreement. In addition, Mr. Tremblay’s annual compensation was revised, including an increase in base salary from US$650,000 to US$1,000,000 and establishing a target bonus of 40% of base salary.

The foregoing description is qualified in its entirety by the Amended and Restated Taubman Asia Agreement and the Amended and Restated Employment Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this report and are incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

10.1
Fourth Amended and Restated Limited Liability Company Agreement of Taubman Properties Asia LLC dated April 30, 2014, by, between, and among Taubman Asia Management II LLC, René Tremblay, and Taubman Properties Asia LLC.

10.2	Amended and Restated Employment Agreement dated April 30, 2014 between Taubman Asia Management Limited and René Tremblay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2014	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Fourth Amended and Restated Limited Liability Company Agreement of Taubman Properties Asia LLC dated April 30, 2014, by, between, and among Taubman Asia Management II LLC, René Tremblay, and Taubman Properties Asia LLC.

10.2	Amended and Restated Employment Agreement dated April 30, 2014 between Taubman Asia Management Limited and René Tremblay.